Exhibit 99.1

Press Contact:

Jessie Brumfiel

805-686-8407

jbrumfiel@neoterragroup.com

CallWave Awarded Patent for Call Return Capability, Extends Company’s

Software-Based Call-Handling IP Portfolio

SANTA BARBARA, Calif. – December 17, 2004 — CallWave, Inc. (Nasdaq: CALL), a leading provider of VoIP applications, today announced that it was assigned patent 6,738,461 by the U.S. Patent and Trademark Office. The new patent, titled “Methods and Apparatus for Returning a Call over a Telephony System,” describes a method for a called party to return a missed call, even if the caller’s number is private or blocked.

“This patent award illustrates CallWave’s dedication to developing, and legally protecting, heavily-used mainstream applications of VoIP technology,” said David Hofstatter, President and CEO of CallWave. “This patent also demonstrates our commitment to make it easier for CallWave subscribers to communicate with their callers.”

With over 800,000 paying subscribers, CallWave has brought VoIP-enabled call-handling innovations to mainstream consumers and small businesses since its founding in 1998. In 2004, CallWave had an initial public offering and also launched its VoIP application for cell phones.

About CallWave

CallWave (NASDAQ: CALL) is a leader in VoIP enhanced services. The company provides VoIP application services on a subscription basis that add features and functionality to the telecommunications services used in mainstream homes and small offices. CallWave’s proprietary VoIP software allows subscribers to get more out of their existing networks — landline, mobile, and IP — by adding software-based call-handling features, and by bridging all three networks to help subscribers get their important calls. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding CallWave Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Quarterly Report or Form 10-Q for the most recently ended fiscal quarter.

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